     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            BARR LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

           NEW YORK                                                 22-1927534
(State or other jurisdiction of                                  (I.R.S. Employer
 incorporation or organization)                                 Identification No.)

                            ------------------------

                           2 QUAKER ROAD, PO BOX 2900
                          POMONA, NEW YORK 10970-0519
                                 (914) 362-1100
                         (ADDRESS AND TELEPHONE NUMBER
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                                 PAUL M. BISARO
                      SENIOR VICE PRESIDENT AND SECRETARY
                            BARR LABORATORIES, INC.
                           2 QUAKER ROAD, PO BOX 2900
                             POMONA, NY 10970-0519
                                 (914) 362-1100
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

   M. FINLEY MAXSON                                JONATHAN I. MARK
   WINSTON & STRAWN                            CAHILL GORDON & REINDEL
 35 WEST WACKER DRIVE                               80 PINE STREET
CHICAGO, ILLINOIS 60601                         NEW YORK, NEW YORK 10005
    (312) 558-5600                                  (212) 701-3000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. /X/ File No. 333-45339

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                        PROPOSED               PROPOSED
                   TITLE OF EACH CLASS                                              MAXIMUM OFFERING            MAXIMUM
                   OF SECURITIES TO BE                         AMOUNT TO BE               PRICE           AGGREGATE OFFERING
                       REGISTERED                             REGISTERED (1)          PER UNIT (2)             PRICE (2)
                                                                 230,000
Common Stock ($.01 par value)............................         Shares                 $35.50               $8,165,000


                   TITLE OF EACH CLASS
                   OF SECURITIES TO BE                           AMOUNT OF
                       REGISTERED                            REGISTRATION FEE

Common Stock ($.01 par value)............................       $2,409

(1) Includes 30,000 shares to be issued solely to cover an over-allotment option granted to the Underwriters. See "Underwriting."
(2) Calculated pursuant to Rule 457 under the Securities Act of 1933.
                           --------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

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

               Incorporation of Certain Information By Reference

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-3 filed by Barr Laboratories, Inc. with the Securities and Exchange Commission (File No. 333-45339) pursuant to the Securities Act of 1933, as amended, and declared effective on March 10, 1998 is incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of New York on this 10th day of March, 1998.

                                BARR LABORATORIES, INC.

                                By               /s/ PAUL M. BISARO
                                     -----------------------------------------
                                                   Paul M. Bisaro
                                               SENIOR VICE PRESIDENT

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce L. Downey and Paul M. Bisaro and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                     TITLE                      DATE
--------------------------  --------------------------  ----------------------
   /s/ BRUCE L. DOWNEY
--------------------------  Director and Principal      March 10, 1998
     Bruce L. Downey          Executive Officer

   /s/ WILLIAM T. MCKEE     Principal Financial
--------------------------    Officer and Principal     March 10, 1998
     William T. McKee         Accounting Officer

    /s/ EDWIN A. COHEN
--------------------------  Director                    March 10, 1998
      Edwin A. Cohen

   /s/ ROBERT J. BOLGER
--------------------------  Director                    March 10, 1998
     Robert J. Bolger

 /s/ MICHAEL F. FLORENCE
--------------------------  Director                    March 10, 1998
   Michael F. Florence

     /s/ JACOB M. KAY
--------------------------  Director                    March 10, 1998
       Jacob M. Kay

  /s/ BERNARD C. SHERMAN
--------------------------  Director                    March 10, 1998
    Bernard C. Sherman

  /s/ GEORGE P. STEPHAN
--------------------------  Director                    March 10, 1998
    George P. Stephan

                                 EXHIBIT INDEX

    All exhibits filed with or incorporated by reference in Registration Statement No. 333-45339 are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following, which are filed herewith.

  EXHIBIT
    NO.
-----------
       5.1   Opinion of Winston & Strawn......................................................  Filed Electronically
      23.1   Consent of Winston & Strawn (See Exhibit 5.1)....................................
      23.2   Consent of Deloitte & Touche LLP.................................................  Filed Electronically
      24.1   Powers of Attorney (Included on the signature page of this registration statement).......................................................................